                                                                    EXHIBIT 10.8


                                   [x]Original Contract   9046100
                                                       ----------
                                   [box] Amendment:
                                         -----------------
                                   Max. Contract $   7,264,486.00
                                                   --------------
                                   Contract Contact Person   KM Brennan
                                                           ------------
                                   Contact Phone   860-424-5693
                                                ---------------
                                   Revised 5/7/97 (MSW-97 posc2.doc)
                                   (For Internal Use Only)


                             STATE OF CONNECTICUT
                            HUMAN SERVICE CONTRACT
                                    PART I

The State of Connecticut        Department of Social Services
                        -------------------------------------

Street:        25 Sigourney Street
               ---------------------------

City: Hartford                         State:  CT    Zip   06106-5033
      ---------------------------------        --          ----------

Tel:     (860) 424-5693                hereinafter "the department",
    ----------------------------------
hereby enters into a contract with:

Contractor's Name: Logisticare, Inc.
                   -----------------

Street:       1895 Phoenix Blvd., Suite 306
              -----------------------------

City:  College Park                    State:  GA  Zip: 30349
       --------------------------------        --       ------

Tel:   (770) 907-7596        FEIN/SS#:   13-3765416
       ---------------------           ------------

hereinafter "the contractor", for the provision of services outlined herein.

1.   This contract is in effect from 2/1/98 through 1/31/1999.
                                     ------         ---------

2.   Contractor is a set aside contractor pursuant to (S) 32-9e of the Conn.
     Gen. Stat.:   [ ] YES   [X] NO

3. The contractor shall perform the specific services as described in accordance with:

     PART II:  Contract terms required by the department, consisting of 5 pages,
                                                                        -
     numbered consecutively beginning with page 10;
                                                --
     PART III: Specific terms for contract performance, statement of compensation and terms of payment, consisting of 12 pages, numbered
                                                      --
     consecutively beginning with page 15 and ending with the Acceptances and
                                       --
     Approvals page, numbered 27
                              --
     WORKFORCE ANALYSIS: The contractor has provided the Workforce Analysis affirmative action report attached hereto and made a part hereof, related to employment practices and procedures.

4. STATUTORY AUTHORITY: The Department is authorized to enter into this contract pursuant to (S) 17b-276 Connecticut General Statutes.
                         -------

5. EFFECTIVE DATE: This contract shall become effective only as of the date of signature by the department's authorized official(s) and, where applicable, the date of approval by the Attorney General. Upon such execution, this contract shall be deemed effective for the entire term specified in Section 1, above. This contract may be amended pursuant to Section 6.

6. CONTRACT REVISIONS AND AMENDMENTS: (a) A formal contract amendment, in writing, shall not be effective until executed by both parties to the contract, and, where applicable, the Attorney General. Such amendments shall be required for extensions to the final date of the contract period and to terms and conditions specifically stated in Part II or Part III of this contract, including but not limited to revisions to the maximum contract payment, to the unit cost of service, to the contract's objectives, services, or plan, to due dates for reports, to completion of objectives or services, and to any other contract revisions determined material by the department.

(b) The contractor shall submit to the department in writing any proposed revision to the contract and the department shall notify the contractor of receipt of the proposed revision. Any proposal deemed material shall be executed pursuant to (a) of this section. The department may accept any proposal as a technical amendment and notify the contractor in writing of the same. A technical amendment shall be effective on the date approved by the department, unless expressly stated otherwise.

(c)  No amendments may be made to a lapsed contract.

7. LIAISON: Each party shall designate a liaison to facilitate a cooperative working relationship between the contractor and the department in the performance and administration of this contract.

8.   CANCELLATION AND RECOUPMENT:
(a) This agreement shall remain in full force and effect for the entire term of the contract period specified in Section 1, above, unless either party provides written notice ninety (90) days or more from the date of termination, except that no cancellation by the contractor may be effective for failure to provide services for the agreed price or rate and cancellation by the department shall not be effective against services already rendered, so long as the services were rendered in compliance with the contract during the term of the contract.

(b) In the event the health or welfare of the service recipients is endangered, the department may cancel the contract and take any immediate action without notice it deems appropriate to protect the health and welfare of service recipients. The department shall notify the contractor of the specific reasons for taking such action in writing within five (5) business days of cancellation. Within five (5) business days of receipt of this notice, the contractor may request in writing a meeting with the commissioner of the department or his/her designee. Any such meeting shall be held within five (5) business days of the written request. At the meeting, the contractor shall be given an opportunity to present information on why the department's actions should be reversed or modified. Within five (5) business days of such meeting, the commissioner of the department shall notify the contractor in writing of his/her decision upholding, reversing or modifying the action of the department. This action of the commissioner shall be considered final.

(c) The department reserves the right to cancel the contract without prior notice when the funding for the contract is no longer available.

(d) The department reserves the right to recoup any deposits, prior payment, advance payment or down payment made if the contract is terminated by either party. Allowable costs incurred to date of termination for operation or transition of program(s) under this contract shall not be subject to recoupment. The contractor agrees to return to the department any funds not expended in accordance with the terms and conditions of the contract and, if the contractor fails to do so upon demand, the department may recoup said funds from any future payments owing under this contract or any other contract between the state and the contractor.

9. TRANSITION AFTER TERMINATION OR EXPIRATION OF CONTRACT: In the event that this contract is terminated for any reason except where the health and welfare of service recipients is endangered or if the department does not offer the contractor a new contract for the same or similar service at the contract's expiration, the contractor will assist in the orderly transfer of clients served under this contract as required by the department and will assist in the orderly cessation of operations under this contract. Prior to incurring expenses related to the orderly transfer or continuation of services to service recipients beyond the terms of the contract, the department and the contractor agree to negotiate a termination amendment to the existing agreement to address current program components and expenses, anticipated expenses necessary for the orderly transfer of service recipients and changes to the current program to address service recipients' needs. The contractual agreement may be amended as necessary to assure transition requirements are met during the term of this contract. If the transition cannot be concluded during this term, the department and the contractor may negotiate an amendment to extend the term of the current contract until the transition may be concluded.

10. CONTRACT REDUCTION: The department reserves the right to reduce the contracted amount of compensation at any time in the event that: (1) the Governor or the Connecticut General Assembly rescinds, reallocates, or in any way reduces the total amount budgeted for the operation of the department during the fiscal year for which such funds are withheld; or (2) federal funding reductions result in reallocation of funds within the department.

     The contractor and the department agree to negotiate on the implementation of the reduction within thirty (30) days of receipt of formal notification of intent to reduce the contracted amount of compensation from the department. If agreement on the implementation of the reduction is not reached within 30 calendar days of such formal notification and a contract amendment has not been executed, the department may terminate the contract sixty (60) days from receipt of such formal notification. The department will formally notify the contractor of the termination date.

11. CHOICE OF LAW AND CHOICE OF FORUM: The contractor agrees to be bound by the law of the State of Connecticut and the federal government where applicable, and agrees that this contract shall be construed and interpreted in accordance with Connecticut law and federal law where applicable.

12. INSPECTION OF WORK PERFORMED: The department or its authorized representative shall at all times have the right to enter into the contractor's premises, or such other places where duties under the contract are being performed, to inspect, to monitor or to evaluate the work being performed. The contractor and all subcontractors must provide all reasonable facilities and assistance for department representatives. All inspections and evaluations shall be performed in such a manner as will not unduly delay work. The contractor shall disclose information on clients, applicants and their families as requested unless otherwise prohibited by federal or state law. Written evaluations pursuant to this section shall be made available to the contractor.

13. SAFEGUARDING CLIENT INFORMATION: The department and the contractor agree to safeguard the use, publication and disclosure of information on all applicants for and all clients who receive service under this contract with all applicable federal and state law concerning confidentiality.

14. REPORTING OF CLIENT ABUSE OR NEGLECT: The contractor shall comply with all reporting requirements relative to client abuse and neglect, including but not limited to requirements as specified in C.G.S.17a-101 through 103, 19a-216, 46b-120 related to children; C.G.S. 46a-11b relative to persons with mental retardation and C.G.S. 17b-407 relative to elderly persons.

15. CREDITS AND RIGHTS IN DATA: Unless expressly waived in writing by the department, all documents, reports, and other publications for public distribution during or resulting from the performances of this contract shall include a statement acknowledging the financial support of the state and the department and, where applicable, the federal government. All such publications shall be released in conformance with applicable federal and state law and all regulations regarding confidentiality. Any liability arising from such a release by the contractor shall be the sole responsibility of the contractor and the contractor shall indemnify the department, unless the department or its agents co-authored said publication and said release is done with the prior written approval of the commissioner of the department. Any publication shall contain the following statement: "This publication does not express the views of the department or the State of Connecticut. The views and opinions expressed are those of the authors." The contractor or any of its agents shall not copyright data and information obtained under the terms and conditions of this contract, unless expressly authorized in writing by the department. The department shall have the right to publish, duplicate, use and disclose all such data in any manner, and may authorize others to do so. The department may copyright any data without prior notice to the contractor. The contractor does not assume any responsibility for the use, publication or disclosure solely by the department of such data.

     "Data" shall mean all results, technical information and materials developed and/or obtained in the performance of the services hereunder, including but not limited to all reports, surveys, plans, charts, recordings (video and/or sound), pictures, curricula, public awareness or prevention campaign materials, drawings, analyses, graphic representations, computer programs and printouts, notes and memoranda, and documents, whether finished or unfinished, which result from or are prepared in connection with the services performed hereunder.

16. FACILITY STANDARDS AND LICENSING COMPLIANCE: The contractor will comply with all applicable local, state and federal licensing, zoning, building, health, fire and safety regulations or ordinances, as well as standards and criteria of pertinent state and federal authorities. Unless otherwise provided by law, the contractor is not relieved of compliance while formally contesting the authority to require such standards, regulations, statutes, ordinance or criteria.

17. SUBCONTRACTS: For purposes of this clause subcontractors shall be defined as providers of direct human services. Vendors of support services, not otherwise known as human service providers or educators, shall not be considered subcontractors, e.g. lawn care, unless such activity is considered part of a training, vocational or educational program. The subcontractor's identity, services to be rendered and costs shall be detailed in PART II or III of this contract. Notwithstanding the execution of this contract prior to a specific subcontractor being identified or specific costs being set, no subcontractor may be used or expense under this contract incurred prior to identification of the subcontractor or inclusion of a detailed budget statement as to subcontractor expense, unless expressly provided in PART II or III of this contract. Identification of a subcontractor or budget costs for such subcontractor shall be deemed to be a technical amendment if consistent with the description of each contained in PART II or III of this contract. No subcontractor shall acquire any direct right of payment from the department by virtue of the provisions of this paragraph or any other paragraph of this contract. The use of subcontractors, as defined in this clause, shall not relieve the contractor of any responsibility or liability under this contract. The contractor shall make available copies of all subcontracts to the department upon request.

18. CONFLICT OF INTEREST: At the department's election, it may require the Contractor to submit a copy of its most recent IRS Form 990 submitted to the Internal Revenue Service or such other information that the Department deems appropriate with respect to the organization and affiliation of the Contractor and related entities.

19. PROHIBITED INTEREST: The Contractor warrants that no state appropriated funds have been paid or will be paid by or on behalf of the Contractor to contract with or retain any company or person, other than bona fide employees working solely for the Contractor, to influence or attempt to influence an officer or employee of any state agency in connection with the awarding, extension, continuation, renewal, amendment, or modification of this agreement, or to pay or agree to pay any company or person, other than bona fide employees working solely for the Contractor, any fee, commission, percentage, brokerage fee, gift or any other consideration contingent upon or resulting from the award or making of this Agreement.

20. DEFAULT BY THE CONTRACTOR: If the contractor defaults as to, or otherwise fails to comply with, any of the conditions of this contract the department may:

     (a) withhold payments until the default is resolved to the satisfaction of the department
     (b)  temporarily or permanently discontinue services under the contract
     (c)  require that unexpended funds be returned to the department
     (d) assign appropriate state personnel to execute the contract until such time as the contractual defaults have been corrected to the satisfaction of the department
     (e) require that contract funding be used to enter into a sub-contract arrangement with a person or persons designated by the department in order to bring the program into contractual compliance

     (f)   terminate this contract
     (g) take such other actions of any nature whatsoever as may be deemed appropriate for the best interests of the state or the program(s) provided under this contract or both
     (h)  any combination of the above actions.

     In addition to the rights and remedies granted to the department by this contract, the department shall have all other rights and remedies granted to it by law in the event of breach of or default by the contractor under the terms of this contract.

     Prior to invoking any of the remedies for default specified in this paragraph except when the department deems the health or welfare of service recipients is endangered as specified in clause 7 of this agreement or has not met requirements as specified in clause 21, the department shall notify the contractor in writing of the specific facts and circumstances constituting default or failure to comply with the conditions of this contract and proposed remedies. Within five
     (5) business days of receipt of this notice, the contractor shall correct any contractual defaults specified in the notice and submit written documentation of correction to the satisfaction of the department or request in writing a meeting with the commissioner of the department or his/her designee. Any such meeting shall be held within five (5) business days of the written request. At the meeting, the contractor shall be given an opportunity to respond to the department's notice of default and to present a plan of correction with applicable time frames. Within five (5) business days of such meeting, the commissioner of the department shall notify the contractor in writing of his/her response to the information provided including acceptance of the plan of correction and, if the commissioner finds continued contractual default for which a satisfactory plan of corrective action has not been presented, the specific remedy for default the department intends to invoke. This action of the commissioner shall be considered final.

     If at any step in this process the contractor fails to comply with the procedure and, as applicable, the agreed upon plan of correction, the department may proceed with default remedies.

21. NON-ENFORCEMENT NOT TO CONSTITUTE WAIVER: The failure of either party to insist upon strict performance of any terms or conditions of this agreement shall not be deemed a waiver of the term or condition or any remedy that each party has with respect to that term or condition nor shall it preclude a subsequent default by reason of the failure to perform.

22. SUSPENSION OR DEBARMENT: Signature on contract certifies the contractor or any person (including subcontractors) involved in the administration of Federal or State funds:

     (a) has not within a three year period preceding the agreement been convicted or had a civil judgment rendered against him/her for commission of fraud or a criminal offense in performing a public transaction or contract (local, state or federal) or commission of embezzlement, theft, forgery, bribery, falsification or destruction of records, making false statements or receiving stolen property
     (b) is not presently indicted for or otherwise criminally or civil charged by a governmental entity with commission of any of the above offenses
     (c) has not within a three year period preceding this agreement had one or more public transactions terminated for cause or fault.

     Any change in the above status shall be immediately reported to the department.

23. INSURANCE: The contractor will carry insurance (liability, fidelity bonding or surety bonding and/or other), as specified in this agreement, during the term of this contract according to the nature of the work to be performed to "save harmless" the State of Connecticut from any claims, suits or demands that may be asserted against it by reason of any act or omission of the contractor, subcontractor or employees in providing services hereunder, including but not limited to any claims or demands for malpractice. Certificates of such insurance shall be filed with the department prior to the performance of services.

24. RECORD KEEPING AND ACCESS: The contractor shall maintain books, records, documents, program and individual service records and other evidence of its accounting and billing procedures and practices which sufficiently and properly reflect all direct and indirect costs of any nature incurred in the performance of this contract. These records shall be subject at all reasonable times to monitoring, inspection, review or audit by authorized employees or agents of the state or, where applicable, federal agencies. The contractor shall retain all such records concerning this contract for a period of three (3) years after the completion and submission to the state of the contractor's annual financial audit.

25. AUDIT REQUIREMENTS: The contractor shall provide for an annual financial audit acceptable to the department for any expenditure of state-awarded funds made by the contractor. Such audit shall include management letters and audit recommendations. The State Auditors of Public Accounts shall have access to all records and accounts for the fiscal year(s) in which the award was made. The contractor will comply with federal and state single audit standards as applicable.

26. LITIGATION: The contractor shall provide written notice to the department of any litigation that relates to the services directly or indirectly financed under this contract or that has the potential to impair the ability of the contractor to fulfill the terms and conditions of this contract, including but not limited to financial, legal or any other situation which may prevent the contractor from meeting its obligations under the contract.

     The contractor shall provide written notice to the department of any final decision by any tribunal or state or federal agency or court which is adverse to the contractor or which results in a settlement, compromise or claim or agreement of any kind for any action or proceeding brought against the contractor or its employee or agent under the Americans with Disabilities Act of 1990, executive orders Nos. 3 & 17 of Governor Thomas
     J. Meskill and any other provisions of federal or state law concerning equal employment opportunities or nondiscriminatory practices.

27. DELINQUENT REPORTS: The contractor will submit required reports by the designated due dates as identified in this agreement. After notice to the contractor and an opportunity for a meeting with a department representative, the department reserves the right to withhold payments for services performed under this contract if the department has not received acceptable progress reports, expenditure reports, refunds, and/or audits as required by this agreement or previous agreements for similar or equivalent services the contractor has entered into with the department.

28. LOBBYING: The contractor agrees to abide by state and federal lobbying laws, and further specifically agrees not to include in any claim for reimbursement any expenditures associated with activities to influence, directly or indirectly, legislation pending before Congress, or the Connecticut General Assembly, or any administrative or regulatory body unless otherwise required by this contract.

29. PROGRAM CANCELLATION: Where applicable, the cancellation or termination of any individual program or services under this contract will not, in and of itself, in any way affect the status of any other program or service in effect under this contract.

30. NON-DISCRIMINATION REGARDING SEXUAL ORIENTATION: Unless otherwise provided by Conn. Gen. Stat. (S) 46a-81p, the contractor agrees to the following provisions required pursuant to (S)4a-60a of the Conn. Gen. Stat.: (a) (1) The contractor agrees and warrants that in the performance of the contract such contractor will not discriminate or permit discrimination against any person or group of persons on the grounds of sexual orientation, in any manner prohibited by the laws of the United States or of the State of Connecticut, and that employees are treated when employed without regard to their sexual orientation; (2) the contractor agrees to provide each labor union or representatives of workers with which such contractor has a collective bargaining agreement or other contract or understanding and each vendor with which such contractor has a contract or understanding a notice to be provided by the commission on human rights and opportunities advising the labor union or workers' representative of the contractor's commitments under this section, and to post copies of the notice in conspicuous places available to employees and applicants for employment; (3) the contractor agrees to comply with each provision of this section and with each regulation or relevant order issued by said commission pursuant to (S) 46a-56 of the Conn. Gen. Stat.; (4) the contractor agrees to provide the commission on human rights and opportunities with such information requested by the commission, and permit access to pertinent books, records and accounts concerning the employment practices and procedures of the contractor which relate to provisions of this section and (S) 46a-56 of the Conn. Gen. Stat.

(b)  The contractor shall include the provisions of subsection (a) of this section in every subcontract or purchase order entered into in order to fulfill any obligation of a contract with the state and such provisions shall be binding on a subcontractor, vendor or manufacturer unless exempted by regulations or orders of the commission. The contractor shall take such action with respect to any such subcontract or purchase order as the commission may direct as a means of enforcing such provisions including sanctions for noncompliance in accordance with (S) 46a-56 of the Conn. Gen. Stat. provided, if such contractor becomes involved in, or is threatened with, litigation with a subcontractor or vendor as a result of such direction by the commission, the contractor may request the State of Connecticut to enter into any such litigation or negotiation prior thereto to protect the interests of the state and the state may so enter.

31. EXECUTIVE ORDERS NOS. 3 & 17: This contract is subject to the provisions of Executive Order No. Three of Governor Thomas J. Meskill promulgated June 16, 1971, and, as such, this contract may be canceled, terminated or suspended by the State Labor Commissioner for violation of or noncompliance with said Executive Order No. Three, or any state or federal law concerning nondiscrimination, notwithstanding that the Labor Commissioner is not a party to this contract. The parties to this contract, as part of the consideration hereof, agree that said Executive Order No. Three is incorporated herein by reference and made a part hereof. The parties agree to abide by said Executive Order and agree that the State Labor Commissioner shall have continuing jurisdiction in respect to contract performance in regard to nondiscrimination, until the contract is completed or terminated prior to completion. The contractor agrees, as part consideration hereof, that this contract is subject to the Guidelines and Rules issued by the State Labor Commissioner to implement Executive Order No. Three, and that the contractor will not discriminate in employment practices or policies, will file all reports as required, and will fully cooperate with the State of Connecticut and the State Labor Commissioner. This contract is also subject to provisions of Executive Order No. Seventeen of Governor Thomas J. Meskill promulgated February 15, 1973, and, as such, this contract may be canceled, terminated or suspended by the contracting agency or the State Labor Commissioner for violation of or noncompliance with said Executive Order No. Seventeen, notwithstanding that the Labor Commissioner may not be a party to this contract. The parties to this contract, as part of the consideration hereof, agree that Executive Order No. Seventeen is incorporated herein by reference and made a part hereof. The parties agree to abide by said Executive Order and agree that the contracting agency and the State labor

     Commissioner shall have joint and several continuing jurisdiction in respect to contract performance in regard to listing all employment openings with the Connecticut State Employment Service.

32. NONDISCRIMINATION AND AFFIRMATIVE ACTION PROVISIONS IN CONTRACTS OF THE STATE AND POLITICAL SUBDIVISIONS OTHER THAN MUNICIPALITIES: The contractor agrees to comply with provisions of section 4a-60 of the Connecticut General Statutes (a) Every contract to which the state or any political subdivision of the state other than a municipality is a party shall contain the following provisions: (1) The contractor agrees and warrants that in the performance of the contract such contractor will not discriminate or permit discrimination against any person or group of persons on the grounds of race, color, religious creed, age, marital status, national origin, ancestry, sex, mental retardation or physical disability, including, but not limited to, blindness, unless it is shown by such contractor that such disability prevents performance of the work involved, in any manner prohibited by the laws of the United States or of the state of Connecticut. The contractor further agrees to take affirmative action to insure that applicants with job-related qualifications are employed and that employees are treated when employed without regard to their race, color, religious creed, age, marital status, national origin, ancestry, sex, mental retardation, or physical disability, including, but not limited to, blindness, unless it is shown by such contractor that such disability prevents performance of the work involved; (2) the contractor agrees, in all solicitations or advertisements for employees placed by or on behalf of the contractor, to state that is an "affirmative action-equal opportunity employer" in accordance with regulations adopted by the commission; (3) the contractor agrees to provide each labor union or representative of workers with which such contractor has a collective bargaining agreement or other contract or understanding and each vendor with which such contractor has a contract or understanding, a notice to be provided by the commission advising the labor union or workers' representative of the contractor's commitments under this section, and to post copies of the notice in conspicuous places available to employees and applicants for employment;
     (4) the contractor agrees to comply with each provision of this section and sections 46a-68e and 46a-68f and with each regulation or relevant order issued by said commission pursuant to sections 46a-56, 46a-68e and 46a-68f;
     (5) the contractor agrees to provide the commission of human rights and opportunities with such information requested by the commission, and permit access to pertinent books, records and accounts, concerning the employment practices and procedures of the contractor as relate to the provisions of this section and section 46a-56. If the contract is a public works contract, the contractor agrees and warrants that he will make good faith efforts to employ minority business enterprises as subcontractors and suppliers of materials on such public works project.

     (b) For the purposes of this section, "minority business enterprise" means any small contractor or supplier of materials fifty-one per cent or more of capital stock, if any, or assets of which is owned by a person or persons:
     (1) Who are active in the daily affairs of the enterprise, (2) who have the power to direct the management and policies of the enterprise and (3) who are members of a minority, as such term is defined in subsection (a) of section 32-9n; and "good faith" means that degree of diligence which a reasonable person would exercise in the performance of legal duties and obligations. "Good faith efforts" shall include, but not be limited to, those reasonable initial efforts necessary to comply with statutory or regulatory requirements and additional or substituted efforts when it is determined that such initial efforts will not be sufficient to comply with such requirements.

(c) Determinations of the contractor's good faith efforts shall include but shall not be limited to the following factors: The contractor's employment and subcontracting policies, patterns and practices; affirmative action advertising; recruitment and training; technical assistance activities and such other reasonable activities or efforts as the commission may prescribe that are designed to ensure the participation of minority business enterprises in public works projects.

(d) The contractor shall develop and maintain adequate documentation, in a manner prescribed by the commission, of its good faith efforts.

(e)  The contractor shall include the provisions of subsection (a) of this section in every subcontract or purchase order entered into in order to fulfill any obligation of a contract with the state and such provision shall be binding on a subcontractor, vendor or manufacturer unless exempted by regulations or orders of the commission. The contractor shall take such action with respect to any such subcontract or purchase order as the commission may direct as a means of enforcing such provisions including sanctions for noncompliance in accordance with section 46a-56; provided, if such contractor becomes involved in, or is threatened with, litigation with a subcontractor or vendor as a result of such direction by the commission, the contractor may request the state of Connecticut to enter into any such litigation or negotiation prior thereto to protect the interests of the state and the state may so enter.

33. AMERICANS WITH DISABILITIES ACT OF 1990: This clause applies to those contractors which are or will come to be responsible for compliance with the terms of the Americans with Disabilities Act of 1990 (42 USCS (S)(S) 12101-12189 and (S)(S) 12201-12213) (Supp. 1993); 47 USCS (S)(S) 225, 611
     (Supp. 1993). During the term of the contract, the contractor represents that it is familiar with the terms of this Act and that it is in compliance with the law. The contractor warrants that it will hold the state harmless from any liability which may be imposed upon the state as a result of any failure of the contractor to be in compliance with this Act.

     Where applicable, the contractor agrees to abide by the provisions of section 504 of the federal Rehabilitation Act of 1973, as amended, 29 U.S.C. (S) 794 (Supp. 1993), regarding access to programs and facilities by people with disabilities.

34. UTILIZATION OF MINORITY BUSINESS ENTERPRISES: It is the policy of the state that minority business enterprises should have the maximum opportunity to participate in the performance of government contracts. The contractor agrees to use best efforts consistent with 45 C.F.R. 74.150 et seq. (1992) and paragraph 9 of Appendix G thereto for the administration of programs or activities using HHS funds; and (S)(S) 13a-95; 4a-60, to 4a-62, 4b-95(b), and 32-9e of the Conn. Gen. Stat. to carry out this policy in the award of any subcontracts.

35. PRIORITY HIRING: Subject to the contractor's exclusive right to determine the qualifications of all employment positions, the contractor shall use its best efforts to ensure that it gives priority to hiring welfare recipients who are subject to time limited welfare and must find employment. The contractor and the department will work cooperatively to determine the number and types of positions to which this paragraph shall apply. The Department of Social Services regional office staff or staff of Department of Social Service contractors will undertake to counsel and screen an adequate number of appropriate candidates for positions targeted by the contractor as suitable for individuals in the time limited welfare program. The success of the contractor's efforts will be considered when awarding and evaluating contracts.

36.  NON-SMOKING.  If the contractor is an employer subject to the provisions of
     (S) 31-40q of the Conn. Gen. Stat., the contractor agrees to provide upon request the department with a copy of its written rules concerning smoking. Evidence of compliance with the provisions of section 31-40q of the Conn. Gen. Stat. must be received prior to contract approval by the department.

DEPARTMENT OF SOCIAL SERVICES

PART II:  APPLICABLE TO ALL PURCHASE OF SERVICE CONTRACTS

     1.   NONSEGREGATED FACILITIES
          ------------------------

     The contractor shall comply with Federal Executive Order 11246 of September 24, 1965, entitled "Equal Employment Opportunity" as amended by Federal Executive Order 11375 and as supplemented in the United States Department of Labor Regulations (41 CFR Part 60-1 et seq., Obligations of Contractors and Subcontractors).

     Pursuant to the above-cited regulations, the contractor shall not maintain any facilities it provides for its employees in a segregated manner, or permit its employees to perform their services at any location, under its control, where segregated facilities are maintained; and so certifies by its agreement to this contract.

     As used in this certification, the term "facilities" means waiting rooms, work areas, restaurants and other eating areas, time clocks, restrooms, washrooms, locker rooms, and other storage or dressing areas, parking lots, drinking fountains, recreation or entertainment areas, transportation, and housing facilities provided for employees which are segregated on the basis of race, color, religion, or national origin. The contractor further agrees (except where he has obtained identical certifications from proposed subcontractors for specific time periods) that it will obtain identical certifications from proposed subcontractors who are not exempt from the provisions for Equal Employment Opportunity; that it will retain such certifications in its files; and that it will forward a copy of this clause to such certifications in its files; and that it will forward a copy of this clause to such proposed subcontractors (except where the proposed subcontractors have submitted identical certifications for specific time periods).

     2.   OFFER OF GRATUITIES
          -------------------

     By its agreement to this contract, the Contractor certifies that no elected or appointed official or employee of the State of Connecticut has or will benefit financially or materially from this procurement. This contract may be terminated by the Department if it is determined that gratuities of any kind were either offered to or received by any of the aforementioned officials or employees from the Contractor, its agent or employee.

     3.   INDEPENDENT CAPACITY OF CONTRACTOR
          ----------------------------------

     The Contractor, its officers, employees, subcontractors, or any other agent of the Contractor in performance of this contract will act in an independent capacity and not as officers or employees of the State of Connecticut or of the Department.

     4.   MOST FAVORED CUSTOMER
          ---------------------

     The Contractor agrees that if during the term hereof the Contractor shall enter into any agreement with any other governmental customer, or any non-affiliated commercial customer by which it agrees to provide the same equipment or services at lower prices, or additional services at comparable prices, the Contractor shall so notify the Department and the Agreement shall, at the Department's option, be amended to accord equivalent advantage to the Department.

     5.   EXAMINATION OF SUBCONTRACTOR'S RECORDS
          --------------------------------------

     Any subcontract shall contain terms that shall require the subcontractor to maintain books, records, documents, program and individual service records and other evidence of its accounting and billing procedures and practices which sufficiently and properly reflect all direct and indirect costs; and that these records shall be subject at all reasonable times to monitoring, inspection, review or audit by authorized employees or agents of the state, or, where applicable, federal agencies; and that the subcontractor shall retain all such records concerning this contract for a period of three (3) years after the completion and submission to the State of the Contractor's annual financial audit.

     6.   SETTLEMENT OF DISPUTES
          ----------------------

     Any dispute concerning a question of fact arising under the contract which is not disposed of by agreement shall be decided by the Commissioner or her designee, whose decision shall be final and conclusive, subject only to whatever rights, if any, the Contractor may have in a court of law. In connection with any appeal to the Commissioner or her designee under this paragraph, the Contractor shall be afforded an opportunity to be heard and to offer evidence in support of its appeal. Pending final resolution of a dispute, the Contractor shall proceed diligently with the performance of the contract in accordance with the Commissioner or her designee's decision.

     7.   LEGAL CONSIDERATIONS
          --------------------

     The Contractor agrees to be bound by the laws of the State of Connecticut and agrees that this contract, or any amendment thereto, shall be construed and interpreted in accordance with Connecticut law in the event a choice of law situation arises. In particular, the Contractor agrees that the sole and exclusive means for the presentation of any claim against the State arising out of this contact, shall be in accordance with Chapter 53 of the Connecticut General Statutes (Claims Against the State) and the Contractor further agrees not to initiate legal proceedings in any State or Federal Court in addition to, or in lieu of, said Chapter 53 proceedings.

     8.   AUDIT LIABILITIES
          -----------------

     In addition to and not in any way in limitation of the obligation of the agreement, it is understood and agreed by the Contractor that the Contractor shall be held liable for any State or Federal audit exceptions and shall return to the Department all payments made under the agreement to which exception has been taken or which have been disallowed because of such an exception.

     9.   FREEDOM OF INFORMATION
          ----------------------

     Due regard will be given for the protection of proprietary information contained in all proposals received; however, bidders should be aware that all materials associated with this contract are subject to the terms of the Freedom of Information Act, the Privacy Act and all rules, regulations and interpretations resulting therefrom. It will not be sufficient for Bidders to merely state generally that the proposal is proprietary in nature and not, therefore, subject to release to third parties. Those particular pages or sections which a Bidder believes to be proprietary must be specifically identified as such. Convincing explanation and rationale sufficient to justify each exemption from release consistent with Section 1-19 of the Connecticut General Statutes must accompany the proposal. The rationale and explanation must be stated in terms of the prospective harm to the competitive position of the bidder that would result if the identified material were to be released and the reasons why the materials are legally exempt from release pursuant to the above-cited statute. Between the bidder and the Department, the final administrative authority to release or exempt any or all material so identified rests with the Department.

     10.  OWNERSHIP
          ---------

     If this contract calls for the creation, production or writing by the Contractor of any document, computer program, data, or analyses of whatever description, all rights of ownership and ownership of the copyright of these documents, computer program, data, or analyses of whatever description belongs to the State of Connecticut.

     11.  SEVERABILITY
          ------------

     If any provision of this contract is declared or found to be illegal, unenforceable, or void, then both parties shall be relieved of all obligations under that provision. The remainder of this contract shall be enforced to the fullest extent permitted by law.

     12.  WAIVERS
          -------

     No covenant, condition, duty, obligation or undertaking contained in or made a part of this contract shall be waived, except as specifically provided in any section of this agreement except by the written agreement of the parties, and forbearance or indulgence in any form or manner by the Department in any regard whatsoever shall not constitute a waiver of the covenant, condition, duty, obligation or undertaking to be kept, performed, or discharged by the Contractor, and notwithstanding any such forbearance or indulgence, until complete performance or satisfaction of all such covenant, conditions, duties, obligations and undertaking, the Department shall have the right to invoke any remedy available under the agreement, or under law or equity.

     13.  EQUIPMENT AND SUPPLIES
          ----------------------

          A. Equipment shall mean all tangible personal property such as tables, chairs, lamps, desks, copying machine, typewriters, computer equipment, etc., with a normal useful life of more than one year and an acquisition cost of more than $1,000.

          B. Supplies shall mean all tangible personal property other than equipment.

          C. Purchase of equipment and supplies by the contractor shall be limited to those items essential to carrying out the program/operations/services authorized by this contract and approved by the Department designee.

     The Contractor shall maintain an inventory of all equipment and shall provide copies of the inventory to the Department upon acquisition of the equipment or as requested by the Department designee. The Department shall determine the inventory data requirements.

     Any item of equipment purchased under this agreement, may not be discarded, sold or removed from the inventory without the prior written approval of the Department designee.

     Prior to the expiration or termination of the contact by either party, the Department will determine the manner of the disposition of all equipment and unused supplies purchased under this agreement.

     Within 90 days of the termination of this contract, the contractor will be informed in writing by the Department designee as to the disposition method of equipment and unused supplies if the agency goes out of business.

     14.  CONTRACTOR PROCUREMENTS
          -----------------------

     The Contractor agrees to conduct procurements of equipment, services and/or supplies necessary to discharge its duties under this contract through use of competitive bids. The Contractor must retain evidence of its procurements in its files for audit purposes. Contractors may obtain procurement guidance from the Department, as required, through their named Liaison.

     15.  EMPLOYMENT/AFFIRMATIVE ACTION CLAUSE
          ------------------------------------

     The Contractor agrees to comply fully with all federal and state anti-discrimination laws, statutes, and regulations, and will supply employment/affirmative action information as required for agency compliance with Titles VI and VII of the Civil Rights Act of 1964 and Connecticut General Statutes, Section 46a-68 and Section 46a-71.

     16.  PERSONNEL POLICIES
          ------------------

     The Contractor agrees to develop and maintain policies relative to personnel. Said personnel policies shall be maintained at the Contractor's location in the Contractor's files and be made available to the Department as requested by the Department, its representatives and its agents. The Contractor further agrees to submit a copy of its personnel policies of the Department, if requested, within (10) days of receipt of such request.

     17.  SURPLUS/EXCESS PAYMENTS
          -----------------------

     In the event the Department has advanced funds to the Contractor or overpaid the Contractor, the Contractor shall at the end of the contract period, or earlier if the contract is terminated, return to the department in full, any unexpended funds within 30 days; or such unexpended funds may, at the discretion of the Commissioner of the Department, be carried over and used as part of a new contract period if a new similar contract is executed.

     18.  INTEREST INCOME
          ---------------

     Any interest earned by the Contractor as a result of payments authorized by the Department shall be reported to the Department by the Contractor on the next Quarterly Financial Report submitted after the interest income is earned. the Contractor agrees to follow the Department's direction as to the disposition of such interest income.

A.   CONTRACT TERM

     This contract shall be in effect from 02/01/98 through 01/31/99 with two one-year options to extend. The options to extend shall be exercised at the discretion of the Department. The Department shall notify the Contractor no less than thirty (30) days in advance of the stated expiration date of the contract if the Department does not intend on exercising the option to extend the term of the contract.

B.   TASK I  NON-EMERGENCY MEDICAL TRANSPORTATION SERVICES
     SUBTASKS
     --------
     1. Contractor shall authorize, arrange and provide, through subcontractors, Nonemergency Medical Transportation services for Eligible Clients Residing in all of the towns in Contractor's Regions.

          (a) Contractor shall be responsible for the payment to subcontractors for the provision of Nonemergency Medical Transportation services to Eligible Clients Residing in any of the towns in Contractor's region. Payment to subcontractors shall be addressed in Contractor's transportation agreement with the transportation provider. The Department assumes no liability for the payment to the Contractor's transportation providers.

          (b) Appendix A indicates all of the towns included in Contractor's regions.

     2. Contractor shall authorize and arrange through third party transportation providers, Nonemergency Ambulance services for Eligible Clients Residing in any of the towns in Contractor's regions.

          (a) Contractor shall not be responsible for the payment to third party transportation providers for the provision of Nonemergency Ambulance services. Claims for Nonemergency Ambulance services shall be reimbursed through the Department's fiscal agent for payment.

     3. Definitions:

          (a) "Contractor's Regions" are defined as: The Department's South Central and South West regions, as indicated by the map attached hereto as Appendix B.

          (b) "Eligible Clients" is defined as Enrolled Clients and Pending Clients.

          (c) "Enrolled Clients" is defined as persons eligible under the Connecticut Medicaid Program who are not enrolled in a Medicaid Managed Care Plan.

          (d) "Nonemergency Ambulance" is defined as those non-emergency, ambulance transportation services for Eligible Clients to receive necessary medical services covered by the State of Connecticut Medicaid program. Contractor is responsible hereunder only for the authorization of Nonemergency Ambulance services performed by third-party transportation providers.

          (e) "Nonemergency Medical Transportation" is defined as those non-emergency, non-ambulance transportation services for Eligible Clients to receive necessary medical services covered by the State of Connecticut Medicaid program. Contractor may utilize any or all of the following forms of transportation in the performance of its obligations hereunder; private automobile, bus, taxi, livery, invalid coach, train, travel agent and air transportation.

          (f) "Pending Clients" is defined as persons whose applications for Medicaid eligibility under the Connecticut Medicaid Program, who are not enrolled in a Medicaid Managed Care Plan, are being processed by the Department or its agents, but such persons have not yet received final eligibility authorization.

          (g) "Residing" and "Residence" are defined, (1) in the case of each Eligible Client the Residence listed for such Eligible Client in the monthly download of Eligible Client information provided by the Department; and (2) in the case of each Pending Client, the Residence indicated by or on behalf of such Pending client during the transportation reservation process.

     4. Contractor shall maintain a toll-free telephone number for Eligible Clients to utilize to obtain information and/or request transportation services.

     5. Notwithstanding anything to the contrary herein, Contractor shall not be responsible for the authorization and/or provision of any services related to emergency ambulance services.

     6. Contractor is required to be familiar with the organization and goals of the Department as they relate to transportation services. In addition, Contractor is required to comply with the Department's policies and procedures regarding Nonemergency Medical Transportation services, which policies and procedures may be amended from time to time. The Department shall provide Contractor with such policies and procedures and any amendments thereto.

C.   TASK II   ESTABLISH AND OPERATE AN OFFICE IN THE STATE OF CONNECTICUT

     SUBTASKS
     --------

     1. Contractor shall establish and maintain an office in the State of Connecticut. This office shall house, among other things, a call center/dispatching center.

     2. Contractor's office shall have the systems capabilities to access the Department's Automated Eligibility Verification System (AEVS) for the purpose of verifying eligibility in order to authorize, arrange and provide Nonemergency Medical Transportation services.

          (a) The Department shall provide Contractor with direct access to the Automated Eligibility Verification System for the purposes of verifying eligibility in order to authorize, arrange and/or provide transportation services. Contractor shall be required to work with the Department to learn the data fields within the AEVS that will provide Contractor with information to make informed, correct decisions regarding eligibility for transportation services.

     3. All office administrative supplies shall be the responsibility of the Contractor, including but not limited to, capital equipment such as the telephone system, office equipment, furnishings and day-to-day office supplies.

D.   TASK III   OPERATING HOURS

     SUBTASKS
     --------

     1. Contractor will provide Nonemergency Medical Transportation as needed, 24 hours per day, seven days per week, 365 days per year.

     2. Reservations for transportation will be accepted from 8:00am to 5:00pm, Monday through Friday; urgent reservations, will be accepted as Eligible Recipient medical need dictates. Authorizations which need to be performed by a registered nurse may be performed during normal reservation hours. No reservations for regular appointments will be taken on state or federal holidays.

     3. Managerial decision makers will be available 24 hours per day, seven days per week by beeper or cellular telephone.

     4. Contractor shall develop operational procedures, manuals and forms necessary for the operation of Contractor's responsibilities. Such procedures shall address any and all service parameters, that Eligible Clients must follow, instituted by Contractor and shall be provided to the Department for review and acceptance.

          (a) All procedures instituted by Contractor shall be no more stringent than those imposed by the Department.

          (b) Contractor shall notify the Department of any changes to their procedures and the Department shall review, accept and/or reject such changes.


E.   TASK IV   MARKETING AND OUTREACH

     SUBTASKS
     --------

     1. Contractor shall provide outreach and information to Eligible Clients regarding the availability and coverage of Nonemergency Medical Transportation services.

     2. Contractor shall develop written materials to educate Eligible Clients about accessing the new transportation delivery system.

     3. At the Department's request, Contract shall design a multi-lingual brochure for the Eligible Clients in Contractor's regions.

     4. Any materials, written or visual, prepared in accordance with this task must be culturally sensitive, written at fifth grade reading level and be available in English and Spanish.

     5. The Department shall have fifteen (15) business days in which to review and accept or reject any and all materials submitted by Contractor for production as stated in this Task. If the Department does not reject or make changes to the materials within the fifteen business days, the materials shall be deemed accepted by the Department.

F.   TASK V   PROVIDER NETWORK

     To the extent that the terms contained herein conflict with the terms contained in Part I Section 17 and Part II Section 14, the terms contained in this Part III shall prevail and take precedence.

     SUBTASKS
     --------

     1. Contractor shall maintain a network of transportation providers sufficient to ensure that vehicle availability is adequate to fulfill the standards of promptness and quality set forth in subtask 6 of Task V in this contract.

     2. Contractor may, but shall not be obligated to develop its provider network through the use of competitive bids.

     3. Contractor shall develop, implement and maintain a provider recruitment strategy that will increase access to transportation with special attention to geographical areas not served by public transportation.

     4. Contractor shall in establishing their provider network utilize transportation providers previously used by the Department, so long as such transportation providers meet Contractor's standards, including but not limited to Contractor's standards for qualifications and performance. Contractor's standards for qualifications and performance must be no less stringent than those used by the Department. Contractor is not obligated to limit the extent of their provider network to those transportation providers previously used by the Department.

     5. Contractor shall, in an effort to assist the Department in reaching its goal under the Connecticut Small Business Set-Aside program (CGS (S) 32-
     9e), utilize small, minority or women's business enterprises as transportation providers so long as such transportation providers meet Contractor's standards, including but not limited to Contractor's standards for qualifications and performance. Contractor's standards for qualifications and performance must be no less stringent than those used by the Department.

     6. Contractor shall provide the Department with a sample subcontract and is required to notify the Department's Contract Administrator of any changes to the subcontract.

     7. A list of the Contractor's provider network as of January, 1998 is attached hereto and incorporated herein as Appendix __. Contractor shall, on a monthly basis, report to the Department any additions or deletions to their provider network.

          (a) In the case of additions to the network, Contractor shall provide the Department with a copy of the signature page from the executed subcontract agreement.

          (b) In the case of deletions to the provider network, Contractor shall provide the Department with a reason for the removal of the provider from the network.

     8. CONTRACTORS ARE PROHIBITED FROM CONTRACTING WITH ANY TRANSPORTATION PROVIDER WHICH HAS BEEN EXCLUDED FROM PARTICIPATING IN THE MEDICAID PROGRAM.

     9. The Department may, on occasion notify Contractor that a particular transportation provider used by Contractor is indebted to the Department. If Contractor is notified by the Department of such a situation and is directed by the Department to direct any and all payments due to the provider from Contractor to the Department, Contractor shall comply with such direction.

     10. Contractor are required to meet the performance standards for vehicle availability listed below:

          (a) Lateness of pickups - transportation vendors should not be more than 30 minutes; and

          (b) Missed pickups - no more than 1% of trips should be missed.


G.   TASK VI   MONITORING OF ALL SUBCONTRACTORS

     To the extent that the terms contained herein conflict with the terms contained in Part I Section 17 and Part II Section 14, the terms contained in this Part III shall prevail and take precedence.

     SUBTASKS
     --------

     1. Vehicles and drivers shall be appropriately licensed according to State regulatory authorities and shall comply with all applicable state and federal laws and regulations, including but not limited to, the Americans with Disabilities Act of 1990.

     2. Subcontracts with transportation providers must, at a minimum, contain the following provisions:

          (a) the responsibilities of the Contractor and the subcontractors;

          (b) the range of services, activities and tasks to be performed by the subcontractors;

          (c) how the range of services, activities and tasks to be performed by the subcontractors shall be carried out;

          (d) the procedures the Contractor shall employ in order to measure the value of services performed by the subcontractor;

          (e) the effective date and duration of the agreement and any termination and renewable options;

          (f) compliance with the reporting requirements as provided in the Contractor's agreement with the Department;

          (g) compliance with the Department's mandatory terms and conditions as provide in Part II of this contract;

          (h) the financial terms of the contract;

          (i) the staffing requirements necessary to carry out the range of services covered in the agreement;

          (j) designation of a senior manager to act as the liaison between the Contractor and the subcontractors;

          (k) provision for a meeting, no less frequently than quarterly, between the Contractor and subcontractors. The meetings must have a written agenda and minutes; and

          (l) Procedures for the exchange of information between the Contractor and subcontractors regarding all complaints and their resolution.

     3. Contractor's boards must have subcontractor relations on the agenda of every scheduled meeting.

H.   TASK VII   SUFFICIENT AND APPROPRIATE STAFF TO HANDLE CALLS

     SUBTASKS
     --------

     1. Contractor shall utilize trained medical staff to review, approve and arrange transportation services for clients Residing in nursing facilities and for clients requiring invalid coach and Nonemergency Ambulance services. The level of the medical staff must be, at a minimum, a registered nurse.

     2. Contractor must maintain adequate telephone staffing to meet the performance standards listed below:

          (a) 90% of telephone calls must be answered within four rings;

          (b) No more than 2 calls per operator should be in the queue at any time;

          (c) Telephone calls should be of sufficient length to assure adequate information is received and imparted to the caller;

          (d) The wait time in the queue should not be longer than 5 minutes;
     and

          (e) The lost (dropped) call rate does not exceed 5%.

     3. With the prior approval of the Department, the Contractor may route calls to other phone centers, staffed by appropriately trained customer service representatives when volume is too high to be handled by the Contractor's Connecticut staff.

     4. Contractors are required to ensure that telephone operators treat all callers with dignity and respect the callers need for privacy. Contractor shall require each employee to maintain the confidentially requirements as defined by the Department's policies and procedures which shall be provided to Contractor.

I.   TASK VIII REPORTS

     SUBTASKS
     --------

     1. Contractor shall maintain logs and provide such logs to the Department at a frequency to be determined by the Department which document:

          (a) the number of calls received, broken down between (i) calls resulting in reservations, and (ii) other calls;

          (b) the number of complaints and their disposition;

          (c) Eligible Client and medical provider grievance and complaints; and

          (d) System issues and problems experienced by the Contractor and subcontractors.

     2. For all Nonemergency Medical Transportation, Contractor shall maintain logs documenting complete encounter and utilization data and provide this information in a form specified by the Department to the Department or its agent. Contractor shall maintain the capability to provide summary information, any subset of the data, and reports on all of the data elements listed below, at the request of the Department:

          (a) Eligible Client Medicaid ID Number

          (b)  Eligible Client Name

          (c)  Date Reservation was Recorded

          (d)  Date of Trip

          (e)  Pick-Up Address

          (f)  Drop-Off Address

          (g) Result of Reservation (performed, no-show, canceled)

          (h) Type of Transportation (class of service (i.e. wheelchair, ambulatory, etc.)

          (i)  Reservation Pick-up Time

          (j)  Reservation Drop-off Time

          (k) Medical Provider ID Number (or address or zip code, and/or modifiers)

          (l)  Transportation Provider Name

          (m) Transportation Provider Vendor ID

          (n) Trip Mileage (based upon the PUCA mileage docket issued by the Department of Transportation)

     3. For all Nonemergency Ambulance transportation, Contractor shall keep a separate log which reflects the authorizations performed by the Contractor. Contractor shall provide the Department or the Department's agent a comprehensive list of Nonemergency Ambulance authorizations performed by the Contractor, including authorization number and other information as requested at a frequency to be determined by the Department.

     4. Contractor shall maintain daily logs which demonstrate that the performance standards set forth in Task III subtask 2 are being met.

     5. Contractor shall create, update and maintain licensure files, which document that each subcontractor is appropriately licensed or certified and qualified to serve Eligible Clients. Contractor shall provide the Department with a quarterly report on licensure files.

     6. Contractor shall, on a quarterly basis, provide the Department with a report of those subcontractors who qualify as a small, minority or women's business enterprise pursuant to CGS (S)32-9e and the amount paid by Contractor to the identified subcontractors. This information shall be used by the Department for the sole purpose of preparing the quarterly set-aside report to the Department of Economic and Community Development.

     7. Contractor shall provide financial reports to the Department on a quarterly and an annual basis. Quarterly reports may be unaudited, but annual reports must be audited.

J. TASK IX INTERNAL QUALITY ASSURANCE SYSTEM TO MONITOR SERVICE QUALITY AND TIMELINESS

     SUBTASKS
     --------

     1. Contractor shall develop and maintain a Quality Assurance Program (QAP) that has detailed goals and objectives that outline the program structure and design and include a timetable for implementation and accomplishment. The QAP should address quality of services, such as availability, accessibility, and coordination. The QAP methodology should provide for a review of all types of services and shall include a written description which specifies quality of service studies and other activities to be undertaken over a prescribed period of time and the methodologies and organizational arrangements to be used to accomplish them. Individuals responsible for the studies and other activities must be clearly identified.

     2. The QAP shall objectively and systematically monitor and evaluate the quality and appropriateness of services provided to clients through quality of service studies and related activities, and pursues opportunities for improvement on an ongoing basis.

     3. The QAP shall include procedures for taking appropriate remedial action whenever inappropriate or substandard services are furnished, or services that should have been furnished were not.

     4. Contractor shall, six months after the contract is executed, survey clients who have received transportation services provided under contract. This survey must be conducted every six months via a format that is approved by the Department prior to implementation. The purpose of the survey is to verify the actual number of trips provided; the availability, appropriateness and timeliness of the trips provided, accessibility to the provider and the manner in which the provider's staff interacted with clients.

     (a) Contractor shall submit a draft of the survey and the sampling strategies to be used, three months after the signing of the contract so that a survey may be completed six months after the signing of the contract.


K.   TASK X  RESOLUTION OF COMPLAINTS AND GRIEVANCES

     1. Contractor shall be required to have a system(s) for resolving members' complaints and formal grievances. This system shall include:

          (a) Procedures for registering and responding to complaints and grievances within 30 days;

          (b) Documentation of the substance of the complaints or grievances, and the actions taken;

          (c)  Procedures to ensure a resolution of the complaint or grievance;

          (d) Aggregation and analysis of complaints and grievances data and use of the data for quality improvement; and

          (e)  An appeal process for grievances.

     2. Contractor must notify clients in writing of all denials of Nonemergency Medical Transportation services; and must resolve complaints and grievances within 30 days.

     3. Contractor personnel, at a minimum employment level of a supervisor or manager, must attend all DSS fair hearings. Notification of such fair hearings will be provided to Contractor by the Department. Contractor's "attendance" may be accomplished through the use of video conferences.

L.   TASK XI THIRD PARTY LIABILITY (TPL) INFORMATION

     1. To The extent possible, Contractor will query about possible third party resources during contracts with clients. The Contractors need not report information that is identical to that on the monthly file extract or AEVS system, but will need to report to the Department any information which is in variance with the information on AEVS. The Contractors will not be responsible for verification of the information but should transmit copies of verification if provided by the client.

          (a) Contractor must include an inquiry about potential third party resources at the time of authorizing invalid coach/ambulance transportation.

          (b) Contractor must check the third party information currently on the monthly file extract or AEVS, question the client about discrepancies in the information and transmit any information not on record to the Department's TPL unit using the procedures stated above.

          (c) Contractor shall inform the Department if the TPL information resulted from the identification of unknown resources or if TPL resources were coded incorrectly to AEVS.

     2. Contractor is responsible for the collection of a client's other health insurances. If Contractor does not initiate the collection of this health insurance after six (6) months from the date of service to the client, the Department shall retain the right to pursue this third party resource.

M.   NOTICE PROVISIONS

     Contractor shall maintain a telephone line dedicated for Department staff. That number is (203) 949-4813.

     Notices to the Contractor regarding operational issues, including telephone access and client problems shall be directed to:

          Henry Hardy
          515 Main Street, 2nd Floor
          Yalesville, CT  06492
          (203) 303-9766 - phone
          (203) 949-4811 - fax

     Notices to the Contractor regarding contractual issues shall be directed to:
          Michael Weksel
          1895 Phoenix Boulevard, Suite 306
          College Park, GA  30349
          (770) 907-7596 (ext. 454) phone
          (770) 907-7598 - fax
          Mweksel@AOL.com - e-mail

     Notices to the Department regarding program issues:

          Ms. Zantia McKinney
          Department of Social Services
          25 Sigourney Street
          Hartford, CT  06106
          (860) 424-5135

     Notices to the Department regarding contractual issues shall be directed to:

          Ms. Kathleen M. Brennan
          Department of Social Services
          25 Sigourney Street
          Hartford, CT  06106
          (860) 424-5693

N.   PAYMENT PROVISIONS

     1. Upon contract execution and approval Contractor shall submit to the Department a one-time invoice of $100,000.00 representing payment due to the Contractor for the additional telephone lines requested by the Department from the date of the issuance of the RFP to the execution of the contract.

     2. Contractor shall be paid a fixed monthly rate per person eligible for Nonemergency Medical Transportation services in each of Contractor's regions.

     3. The fixed monthly rates per person eligible for this contract period are

          (a)  South Central Region:  $21.63

          (b)  South West Region:  $10.50

     4. On a monthly basis Contractor shall provide the Department with an invoice equal to payment due for services rendered in the prior month.

        Contractor may submit a single invoice, however, the invoice must be specific as to actual costs by region and estimated costs by region.

        Payments shall be determined for each of Contractor's regions by multiplying the number of eligibles in each region in the prior month by the fixed monthly rate per person eligible.

     5. In the event that Contractor fails to meet the performance standard set forth in Section F, Task V Subtask 10b of this Part III and the Eligible Client utilizes a taxi service outside of this program, then Contractor shall be required to reimburse the Eligible Client for the fare paid to the taxi vendor. If a fee was paid to an individual to transport the Eligible Client, then the Eligible Client would be reimbursed the established per mile fee.

     6. Non emergency Ambulance

        It is the understanding of the parties that the Department is concerned that this initiative not result in a shift to the use of ambulance services. In furtherance of that understanding, Contractor agrees to carefully scrutinize all requests for ambulance transportation and will deny authorization for the same when justified based on medical necessity.

        On a monthly basis, Contractor shall provide the Department with a report documenting the aggregate number of authorizations and denials, as well as the dollar expenditures involved for ambulance trips approved during that month. These reports shall be issued in each month of calendar year 1998 and will enable the Department to compare ambulance utilization in 1998 with that which occurred in 1997. At the end of the calendar year the Department shall review the monthly reports issued for the regions. If after the review of such reports the Department concludes that the ambulance utilization costs are higher than expected, or exceed the prior year's costs, the Department and Contractor shall enter into good faith negotiations to recoup such excess costs from Contractor's rates.

          If the number of Nonemergency Ambulance trips per capita, based on the reports, in less than 90% of the number of trips per capita in the prior year, the Department shall subtract the number of trips per capita in the contract term from 90% of the trips per capita in the previous year during an equal term and multiply that difference by the average cost per trip and by the population served during the contract term. Fifty percent of that amount for each of Contractor's regions will be paid to Contractor as a bonus.

                                         [x] Original Contract #:___9046100
                                         [  ] Amendment # ______________
                                         (For Internal Use Only)

ACCEPTANCES AND APPROVALS:

By the Contractor:

LOGISTICARE, INC.
------------------------------------------------------------------------------
Contractor (Corporate/Legal Name of Contractor)

/s/ Michael E. Weksel                                   5/4/98
------------------------------------------------------------------------------
Signature (Authorized Official)                          Date

Documentation necessary to demonstrate the authorization to sign must be
                           -------------------------------------
attached.

Michael E. Weksel                     Vice President & Chief Financial Officer
------------------------------------------------------------------------------
(Typed Name of Authorized Official)                      Title


By the Department:


       Department of Social Services
------------------------------------------------------------------------------
Department Name

       /s/  Michael P. Starkowski                  5/14/98
------------------------------------------------------------------------------
Signature (Authorized Official)                      Date

       Michael P. Starkowski                  Deputy Commissioner
------------------------------------------------------------------------------
(Typed Name of Authorized Official)                 Title



By the  Office of the Attorney General:

       /s/  [Signature of Attorney General]               5/29/98
------------------------------------------------------------------------------
Attorney General (approved as to form)                      Date


(  ) This contract does not require the signature
of the Attorney General pursuant to an agreement
between the department and the Office of the
Attorney General, dated                       .
                        ----------------------